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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan, as amended, of Salix Pharmaceuticals, Ltd. of our report dated February 2, 2001 with respect to the consolidated financial statements of Salix Pharmaceuticals, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                   /s/  Ernst & Young LLP



Raleigh, North Carolina
June 22, 2001